                                                                    EXHIBIT 10.8



                             PARTNERSHIP AGREEMENT


                                    BETWEEN


              METROLAND PRINTING, PUBLISHING & DISTRIBUTING LTD.


                                      AND


                             1217554 ONTARIO INC.


                                      AND


                                CITYSEARCH, INC


                                      AND


                              TORSTAR CORPORATION


                                  MADE AS OF

                               FEBRUARY 17, 1997

------------
[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                               TABLE OF CONTENTS
                               -----------------

ARTICLE ONE - INTERPRETATION                                         2
     1.01       Definitions                                          2
     1.02       Headings                                             5
     1.03       Extended Meanings                                    5
     1.04       Accounting Principles                                5
     1.05       Currency                                             5

ARTICLE TWO - FORMATION OF PARTNERSHIP                               6
     2.01       Formation                                            6
     2.02       Business                                             6
     2.03       Name                                                 6
     2.04       Authority                                            6
     2.05       Activities                                           6
     2.06       California Franchise Disclaimer                      7
     2.07       Ownership of Partners                                7

ARTICLE THREE - PLACE OF PARTNERSHIP BUSINESS                        7
     3.01       Location                                             7
     3.02       Qualification                                        7

ARTICLE FOUR - MANAGEMENT                                            8
     4.01       Executive Committee                                  8
     4.02       Responsibilities                                     8
     4.03       Compensation                                         9
     4.04       Chairperson                                          9
     4.05       Secretary                                            9
     4.06       Quorum                                               9
     4.07       Voting                                               9
     4.08       Procedures                                           9
     4.09       Unanimous Approval of Matters                       11
     4.10       Signed Instruments in Lieu of Meeting               12
     4.11       No Personal Liability                               12
     4.12       Execution of Instruments                            13

ARTICLE FIVE - ACCOUNTING AND FINANCIAL STATEMENTS                  13
     5.01       Books and Records                                   13
     5.02       Auditors                                            13
     5.03       Financial Statements                                13
     5.04       Fiscal Year End                                     14

ARTICLE SIX - CONTRIBUTIONS, OTHER FINANCING,
     ALLOCATIONS AND DISTRIBUTIONS                                  14
     6.01       Classes of Accounts                                 14
     6.02       Initial Capital Contributions                       14
     6.03       Additional Partnership Financing                    15
     6.04       Further Capital Contributions                       15
     6.05       Income and Losses                                   16
     6.06       Partnership Distributions                           16
     6.07       Required Expansion Funds                            16
     6.08       Excluded Torstar Assets                             16
     6.09       Torstar Service Fees                                17
     6.10       Back Office Software                                17

ARTICLE SEVEN - COVENANTS                                           17
     7.01       Covenants                                           17

ARTICLE EIGHT - TRANSFER OF PARTNERSHIP INTEREST                    18
     8.01       No Transfer                                         15
     8.02       Right of First Refusal                              18
     8.03       Events of Default                                   20
     8.04       Allocation in Event of Transfer                     22

ARTICLE NINE - TERMINATION.  DISSOLUTION AND NON-COMPETITION        23
     9.01       Term                                                23
     9.02       Dissolution                                         23
     9.03       Non-Competition                                     23

ARTICLE TEN - INSURANCE                                             24
     10.01      Insurance                                           24

ARTICLE ELEVEN - GENERAL                                            24
     11.01      Further Assurances                                  24
     11.02      Public Announcements                                25
     11.03      Dispute Resolution                                  25
     11.04      Benefit of the Agreement                            25
     11.05      Entire Agreement                                    25
     11.06      Currency                                            25
     11.07      Amendment and Waiver                                26
     11.08      Assignment                                          26
     11.09      Notices                                             26
     11.10      Governing Law                                       27

                             PARTNERSHIP AGREEMENT
                             ---------------------

          THIS AGREEMENT made as of February 17, 1997;


B E T W E E N:

          METROLAND PRINTING, PUBLISHING &
          DISTRIBUTING LTD., a corporation incorporated under the laws of Ontario (hereinafter referred to as "Metroland")

                                                             OF THE FIRST PART.


                                    - and -

          1217554 ONTARIO INC.. a corporation incorporated under the laws of Ontario (hereinafter referred to as "CitySearch, Ontario"),

                                                             OF THE SECOND PART.
                                    - and -

          CITYSEARCH, INC., a corporation incorporated under the Laws of Delaware (hereinafter referred to as "CitySearch, U.S.A.")

                                                             OF THE THIRD PART.

                                    - and -

          TORSTAR CORPORATION, a corporation incorporated, under the laws of Ontario (hereinafter referred to as "Torstar")

                                                             OF THE FOURTH PART.

          WHEREAS Metroland and CitySearch Ontario wish to enter into a general partnership for the purpose of establishing a CitySearch Information Service (as hereinafter defined), upon and subject to the terms and conditions of this Agreement;

     AND WHEREAS CitySearch U.S.A. and Torstar are parties to this Agreement solely for the purpose of giving the representations and warranties provided for in Section 2.07;

          NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and the covenants and agreements herein contained. the parties hereto agree as follows:

                         ARTICLE ONE - INTERPRETATION
                         ----------------------------

1.01      DEFINITIONS
          -----------

          In this Agreement, unless something in the subject matter or context is inconsistent therewith:

     (a) "Affiliate" means an affiliate of a party as determined by the provisions of the Business Corporations Act (Ontario) as now enacted or as the same may be from time to time amended, re-enacted or replaced;

     (b) "Agreement" means this agreement and all amendments made hereto by written agreement between the parties hereto.

     (c) "Ancillary Agreements" means the License and Services Agreement, the Assignment Agreement and the Non-Competition Agreement, each made as of the date hereof:

     (d)  "Annual Budget" has the meaning set forth in Section 4.02;

     (e)  "Auditors" means the auditors appointed pursuant to Section 5.02;

     (f) "Business Day" means a day other than a Saturday, Sunday or statutory holiday in Ontario or California;

     (g) "Capital" means the amount of cash or the value of all property contributed to the capital of the Partnership pursuant to the provisions hereof.

     (h) "Capital Account" of a Partner means an account to which is credited or debited all Capital contributions received from and Capital distributions made, respectively, to such Partner, in accordance with the provisions of Section 6.01;

     (i)  "Chairperson" means the individual appointed pursuant to Section 4.04;

     (j) "CitySearch Information Service" has the meaning ascribed thereto in the License and Services Agreement;

     (k) "Content" has the meaning ascribed thereto in the License and Services Agreement;

     (l) "Current Account" of a Partner means an account to which is credited or debited the net income or net loss, respectively, of the Partnership allocated to such Partner in accordance with the provisions of Section 6.01;

     (m) "Direct Competitor" of Metroland shall mean a person whose business is primarily involved in newspaper or electronic publishing in the Exclusive Territory and a Direct Competitor of CitySearch Ontario shall mean a person whose business competes directly With that of CitySearch Ontario. CitySearch U.S.A. or any of their respective Affiliates involved in electronic publishing;

     (n) "Exclusive Territory" means the territory so marked in Schedule A hereto together with any portion of the Extended Territory to the extent it shall be deemed to be part of the Exclusive Territory in accordance with Section 9.03;

     (o) "Executive Committee" means the Executive Committee constituted pursuant to Section 4.01;

     (p)  "Extended Territory" means the [*] territories so marked in Schedule
          A hereto except co the extent that any portion thereof has been deemed to be part of the Exclusive Territory in accordance with Section 9.03;

     (q) "Free Cash Flow" means, in respect of any particular period, an amount determined as follows:

          [*]


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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

          [*]

     (r) "Launch" means giving written notice (a "Launch Notice"), in the case of a Launch by the Partnership, to CitySearch Ontario or, in the case of a Launch by an entity affiliated with CitySearch Ontario or any Affiliate of CitySearch U.S.A., to the Partnership, of a date when a CitySearch Information Service will be accessible to the public for a particular region not more than 150 days from the date of such notice and -"Launched" and "Launching" shall have corresponding meanings:

     (s) "License and Services Agreement" means an agreement made as of even date herewith between CitySearch U.S.A. and CitySearch Ontario providing for the licensing to CitySearch Ontario of certain software, technology and knowhow;

     (t) "Non-Competition Agreement" means an agreement made as of even date herewith between Torstar, CitySearch U.S.A., CitySearch Ontario and Metroland;

     (u) "Partners" means Metroland and CitySearch Ontario, together with such other persons who may become parties to this Agreement;

     (v)  "Partnership" means the general partnership constituted by this
          Agreement:

     (w) "Partnership Business" means the provision of a CitySearch Information Service and any change made thereto pursuant to Section 4.09;

     (x) "Partnership Interest" has the meaning, subject to adjustment pursuant to Section 6.03(2), set forth on Schedule B;

     (y) "Representatives" means the persons who are appointed from time to time by a Partner pursuant to Section 4.01 which, in the case of a Partner who is an individual. may be the Partner;

     (z) "Required Expansion Funds" means that amount of the Partnership's revenues which are determined to be applied to fund the Partnership's expansion;

     (aa) "Secretary" means the individual appointed pursuant to Section 4.05;
          and


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

                                      -5-
    (bb) "Working Capital" means [*]

1.02      HEADINGS
          --------

          The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article. Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.03      EXTENDED MEANINGS
          -----------------

          In this Agreement words importing the singular number only shall include the plural and vice versa, words importing any gender shall include all genders and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

1.04      ACCOUNTING PRINCIPLES
          ---------------------

          Wherever in this Agreement reference is made to a calculation to be made in accordance with generally accepted accounting principles, such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such calculation is made or required to be made. Wherever in this Agreement reference is made to a calculation to be made in accordance with United States generally accepted accounting principles, such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the American Institute of Certified Public Accountants, or any successor institute, applicable as at the date on which such calculation is made or is required to be made.

1.05      CURRENCY
          --------

          All references to currency herein are to lawful money of Canada.


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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

                    ARTICLE TWO - FORMATION OF PARTNERSHIP
                    --------------------------------------

2.01    FORMATION
        ---------

        The Partners hereby constitute themselves a general partnership for the purpose of carrying on the Partnership Business. To the extent not otherwise provided for herein, the Partnership shall be governed by the provisions of the Partnerships Act (Ontario) as now enacted or as the same may be from time to time amended, re-enacted or replaced.

2.02    BUSINESS
        --------

        The Partnership shall not carry on any business other than the Partnership Business and no assets of the Partnership shall be used by any Partner for any purpose other than the Partnership Business.

2.03    NAME
        ----

    (1) The name of the Partnership shall be Toronto Star CitySearch. The Partnership's CitySearch Information Service shall, subject to Section 2.03(2), be co branded to include the Toronto Star name and logo, the logo of CitySearch U.S.A. and, subject to satisfactory resolution of any relevant trademark disputes, the CitySearch name.

    (2) The Partnership's obligation under Section 2.03(l) to co-brand by including the logo of CitySearch U.S.A. and the CitySearch name shall be suspended during any period in which it is determined that the CitySearch Information Services offered by CitySearch U.S.A. have materially deteriorated from the standard of such services offered as of the date of this Agreement. Such co-branding obligation shall recommence at such time as it is determined that the CitySearch Information Services offered by CitySearch U.S.A. again meet the standard of such services offered as of the date of this Agreement. All such determinations must be made unanimously by the Representatives or by an arbitrator in accordance with the provisions of Section 11.03.

2.04    AUTHORITY
        ---------

        Except as otherwise provided herein no Partner shall have any authority to act for, or assume any obligation or responsibility on behalf of, any other Partner or the Partnership.

2.05    ACTIVITIES
        ----------

        Each Partner shall act in good faith toward, and in the best interests of, the Partnership and shall devote such time as may be required to fulfill the obligations assumed by the Partner in this Agreement. Except as otherwise provided in Section 9.03 and subject to such activities not causing a breach of this Agreement, each Partner may engage in any other business or activity outside the Partnership Business.

2.06    CALIFORNIA FRANCHISE DISCLAIMER
        -------------------------------

        The parties agree that neither this Agreement nor the business relationship established hereunder will be construed as granting a franchise. The parties warrant to one another that they have consulted counsel in reviewing and negotiating this Agreement and have concluded that no business plan or franchise fees are conveyed or provided for in this Agreement or otherwise by the relationship established hereby or by the relationship between the parties.

2.07    OWNERSHIP OF PARTNERS
        ---------------------

(1) CitySearch U.S.A. represents and warrants to Torstar and Metroland that it is the beneficial and registered owner of all of the outstanding shares of CitySearch Ontario. Subject to the terms of this Agreement. CitySearch U.S.A. covenants to ensure that the Partnership Interest held by CitySearch Ontario continues to be held by a direct or indirect wholly-owned subsidiary of CitySearch U.S.A.

     (2) Torstar represents and warrants to CitySearch U.S.A. and CitySearch Ontario that it is the beneficial and registered owner of all of the outstanding shares of Toronto Star Newspapers Limited, which is the beneficial and registered owner of all of the outstanding shares of Metroland. Subject to the terms of this Agreement, Torstar covenants to ensure that the Partnership Interest held by Metroland continues to be held by a direct or indirect wholly-owned subsidiary of Torstar.

                 ARTICLE THREE - PLACE OF PARTNERSHIP BUSINESS
                 ---------------------------------------------

3.01    LOCATION
        --------

        The principal place of business shall be at 1 Yonge Street, in the City of Toronto in the Province of Ontario, M5E IE6, or as may otherwise be unanimously agreed by the Partners, and the books and records of accounts of the Partnership shall be kept in such location.

3.02    QUALIFICATION
        -------------

        To the extent required by any applicable law, the Partnership and each Partner shall qualify to carry on the Partnership Business where the Partnership Business is to be carried on from time to time and shall maintain such registrations as may be necessary to lawfully carry on the Partnership Business.

                           ARTICLE FOUR - MANAGEMENT
                           -------------------------

4.01    EXECUTIVE COMMITTEE
        -------------------

    (1) The Executive Committee shall consist of [*] Representatives. Upon execution of this Agreement, each Partner shall appoint the number of individuals as its Representatives set forth opposite its name below:

        PARTNER                   NO. OF REPRESENTATIVES
        -------                   ----------------------

        Metroland                           [*]
        CitySearch Ontario                  [*]

From time to time, on written notice to the other Partners, a Partner may replace any of its Representatives. The names of the Representatives shall be entered in the records of the Partnership.

    (2) Each Partner shall obtain the written undertaking of each of its
Representatives:

    (a) to act and vote as a Representative in order that the purpose, intent and provisions of this Agreement shall be carried out;

    (b) to act honestly, in good faith and in the best interests of the
        Partnership: and

    (c) to exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in the circumstances.

4.02    RESPONSIBILITIES
        ----------------

        Subject to Section 4.09, the Executive Committee shall manage the business and affairs of the Partnership. The Executive Committee may empower such persons as it deems appropriate (including, without limitation, any Partner) to bind and commit the Partnership in connection with the Partnership Business or any part thereof. [*]


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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

4.03    COMPENSATION
        ------------

        The Representatives shall serve in that capacity without compensation provided that each shall be reimbursed by the Partnership for their reasonable costs and out-of-pocket expenses in connection with the performance of their duties hereunder.

4.04    CHAIRPERSON
        -----------

        The Representatives shall elect from among themselves a Chairperson at the first meeting of the Executive Committee and thereafter annually at the first meeting of the Executive Committee in each year and such Chairperson shall serve until a successor is elected. The Chairperson shall preside at all meetings of the Executive Committee if present, and if not present, the Representatives shall elect an alternative Chairperson from among themselves to preside at the meeting.

4.05    SECRETARY
        ---------

        At the first meeting of the Executive Committee the Representatives shall appoint a Secretary of meetings of the Executive Committee, who need not be a Representative. The Secretary shall keep records of all proceedings and decisions of the Executive Committee and the Partners and distribute copies thereof to each Representative and to each Partner promptly thereafter, and keep copies of all correspondence and documentation received and sent by the Representatives and Partners and each Partner shall have the right to examine the same and take copies thereof.

4.06    QUORUM
        ------

        [*]

4.07    VOTING
        ------

        Each Representative shall have one vote on each matter to be decided at a meeting of the Executive Committee and each matter shall be decided, unless otherwise specifically provided herein, by a majority of the votes cast on the question. The proceedings at each meeting shall be evidenced by minutes signed by the Chairperson and Secretary.

4.08    PROCEDURES
        ----------

        Meetings of the Executive Committee shall be governed by the following:


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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
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

     (a)  meetings of the Executive Committee

          (i) shall be held at least quarterly: and

          (ii)  may be held any other time

          and, unless otherwise agreed by the Representatives, shall be called by any two Representatives upon not less than 10 Business Days prior notice and held at the principal office of the Partnership or at such other location as may be agreed by the Partners:

     (b) notice of any meeting of the Executive Committee shall be sent to each Partner and to each Representative as last recorded in the books of the Partnership; such notice shall be accompanied by an agenda prepared by the Chairperson or the other Representatives calling the meeting, as the case may be, that sets forth those matters to be considered at the meeting;

     (c) with the unanimous approval of the Representatives present at any meeting of the Executives Committee (or, if all of the Representatives are present, the approval of a majority of the Representatives), the business conducted at such meeting may include business in addition to that set out in the agenda:

     (d) provision may be made by the Partners for the holding of regular meetings in addition to the meetings contemplated in Section 4.08(a)(i) at a specified place and time on specified Business Days of specified months, and provided that each Partner and each Representative last recorded in the books of the Partnership has been sent notice setting forth the particulars of such regular meetings, no further or other notice shall be required for the calling thereof and the transaction of business thereat at such a meeting, any such meeting however shall be preceded by an agenda to be forwarded to the Partners and Representatives in accordance with the time limits prescribed in Section 4.08(a);

     (e) subject to prior notice of such meeting in the normal manner as is required by this Agreement, meetings of the Executive Committee may be conducted by means of telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a Partner's Representative participating in such a meeting by such means is deemed present at that meeting; and

     (f) no notice calling a meeting of the Executive Committee shall be required if all the Representatives are present or those absent have waived notice in writing of such meeting in advance.

4.09      UNANIMOUS APPROVAL OF MATTERS
          -----------------------------

          Notwithstanding any of the other provisions hereof, the following matters shall require the prior unanimous approval of the Partners:

     (a) any material change in the Partnership Business or in the name of the Partnership;

     (b) the entering into or amendment of any agreement with third parties except as otherwise permitted hereunder:

     (c) the purchase or sale of any assets from or to the Partnership or the provision of services to the Partnership by any Partner or a related person to any Partner (as the term "related person" is defined in the Income Tax Act (Canada)), except (i) pursuant to the License Agreement, (ii) in an amount not exceeding $1,000 or (iii) as otherwise permitted herein;

     (d) the sale of any assets of the Partnership or the purchase of any assets by the Partnership with an aggregate price in excess of $100,000 other than as may be approved in the Annual Budget;

     (e) any arrangement for the sharing of profits or any joint venture with any person;

     (f) the merger or other reorganization of the Partnership with any person or the acquisition by the Partnership of any business;

     (g)  the admission of a new Partner unless in accordance with visions of
          Section 8.02;

     (h) other than as may be approved in the Annual Budget, borrowing of any money in excess of the aggregate principal amount of $100,000.00, the giving of any security or the making or incurring of any capital expenditures which, in the aggregate, are in excess of $100,000.00 in any year;

     (i) the making of any decision to Launch or carry on a CitySearch Information Service to standards that are not equal to the Quality Standards (as defined in the License and Services Agreement) or to use any navigation layouts or hierarchical maps inconsistent with those established from time to time by CitySearch U.S.A.;

     (j)  the making of any amendments to this Agreement;

     (k) initiating or settling any material litigation involving the Partnership Business or any of its assets or undertaking;

     (1) other than as may be approved in the Annual Budget, the entering into contracts with a value or which result in obligations over the term thereof greater than $200,000.00;

     (m) the approval of the following management team positions for the Partnership Business: General Manager, Head of Operations, Head of Marketing, Head of Sales, Head of Community, Head of Content, Head of Technology and Head of Design;

     (n) the removal or replacement of the Auditors during their term of appointment. and

     (o) the carrying on of the Partnership Business other than in the Exclusive Territory or the Extended Territory.

4.10      SIGNED INSTRUMENTS IN LIEU OF MEETING
          -------------------------------------

          Any matter to be decided by the Executive Committee or the Partners may be passed by resolution signed by each of the Representatives or Partners, as the case may be. Any resolution so signed is as valid and effective as if passed at a meeting duly called, constituted and held for that purpose.

4.11      NO PERSONAL LIABILITY
          ---------------------

          No Representative shall incur any personal liability pursuant to Partnership activities conducted by the Representative in accordance with the undertaking referred to in Section 4.01(2). The Partnership shall indemnify Representatives and all employees of the Partnership and their heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having served in such capacity if:

     (a) such person acted honestly and in good faith with a view to the best interests of the Partnership, and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that his or her conduct was lawful and whether or not such person is still serving in such capacity at the time of such action or judgment.

4.12      EXECUTION OF INSTRUMENTS
          ------------------------

          Contracts, documents or instruments in writing referred to in Section
4.09 which require the approval of all Partners shall be signed by at least one Representative of each Partner. All other contracts, documents or instruments in writing requiring execution by the Partnership may be signed in such manner as is approved by the Executive Committee. All contracts, documents and instruments in writing so signed shall be binding upon the Partnership without further authorization or formality. The Executive Committee is authorized from time to time by resolution to appoint any Partner or Representative or any other person to sign and deliver on behalf of the Partnership either contracts, documents or instruments in writing generally or specific contracts, documents or instruments in writing. Without limiting the generality of the foregoing, all contracts, documents or instruments requiring execution by the Partnership and involving expenditures of less than $10,000 (other than those specified in Section 4.09 as requiring the approval of all Partners) may be signed by any General Manager of the Partnership.

              ARTICLE FIVE - ACCOUNTING AND FINANCIAL STATEMENTS
              --------------------------------------------------

5.01      BOOKS AND RECORDS
          -----------------

          The books and records of accounts of the Partnership shall reflect all Partnership transactions. Such books and records shall be maintained at the principal place of business of the Partnership and shall be open to examination during normal business hours by any Partner. Representative or, at the expense of a Partner, by an independent accountant selected by a Partner.

5.02      AUDITORS
          --------

          Ernst & Young shall be appointed the Auditors unless, prior to the appointment of any other person as Auditors all of the Partners have consented in writing to such person being appointed.

5.03      FINANCIAL STATEMENTS
          --------------------

     (1) As soon as practicable after the end of each month but no later than 15 days thereafter, financial statements shall be prepared by the Partnership, for and as of the end of such month, in accordance with generally accepted accounting principles consistently applied, and such financial statements shall show the assets and the liabilities of the Partnership, all income and revenue received and receivable and all expenses, costs and charges incurred and paid or payable by the Partnership in respect of such month, with the resulting net profit or loss of the Partnership in respect of such month, and shall also show the amounts standing to the credit of each Partner hereto in respect of its Capital Account and Current Account, all in accordance with the provisions herein contained. As soon as practicable at the end of each fiscal year of the Partnership but no more than 30 days thereafter, like financial statements shall be prepared for and as of the end of such fiscal year. As soon as practicable at the end of each fiscal year of the Partnership and no later than 90 days thereafter, audited financial statements shall be prepared for the Partnership at the expense of the Partnership. All financial statements referred to in this Section 5.03 will be accompanied by a restatement to United States generally accepted accounting principles, which restatement shall be prepared at the expense of the Partnership.

     (2) Any financial statements prepared and certified by the Auditors as herein provided shall be final, binding and conclusive among the Partners in the absence of manifest error.

5.04      FISCAL YEAR END
          ---------------

     The fiscal year end of the Partnership shall be December 31.

                 ARTICLE SIX - CONTRIBUTIONS, OTHER FINANCING,
                 ---------------------------------------------
                         ALLOCATIONS AND DISTRIBUTIONS
                         -----------------------------

6.01      CLASSES OF ACCOUNTS
          -------------------

          [*]

6.02      INITIAL CAPITAL CONTRIBUTIONS
          -----------------------------

          Not later than the close of business on the Business Day following the date of this Agreement, the Partners shall make Capital contributions to the Partnership as follows:


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

          [*]

6.03      ADDITIONAL PARTNERSHIP FINANCING
          --------------------------------

     (1) It is the intention of the Partners that additional Capital contributions required for the Partnership be identified and provided for in the Annual Budget. By the close of business on the Last Business Day of each fiscal quarter, the Partners agree to make any additional Capital contributions, on a [*]% by Metroland [*]% by CitySearch Ontario basis, which are specified in the Annual Budget as being required for the fiscal quarter following the next succeeding fiscal quarter. In addition, the Executive Committee shall have the authority to determine, on a quarterly basis, the amount of any additional required Capital contributions not identified in the Annual Budget which are in the best interest of the Partnership. Such additional Capital contributions determined by the Executive Committee as being required in a particular fiscal quarter shall not exceed [*]% of the Capital contributions specified in the Annual Budget for such fiscal quarter. The Partners agree to make additional Capital contributions, on a [*]% by Metroland and [*]% by CitySearch Ontario basis, by the close of business on the second Business Day following a capital call by the Executive Committee. After the Partnership's Free Cash Flow has been positive for [*], it is the intention of the Partners that, to the greatest extent possible, funds necessary to carry on the Partnership Business shall be obtained from the cash flow of the Partnership.

     (2) In the event that any Partner fails to make a Capital contribution required pursuant to Section 6.03(l), the Executive Committee shall cause Schedule B to be amended to appropriately reflect a pro rata adjustment to the Partnership Interests of the Partners.

6.04      FURTHER CAPITAL CONTRIBUTIONS
          -----------------------------

          Subject to Section 6.03, no Partner shall make any further Capital contributions to the Partnership except with the unanimous agreement of the other Partners.


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

6.05      INCOME AND LOSSES
          -----------------

          Income and losses of the Partnership shall be determined in accordance with the Income Tax Act (Canada). All net income and net losses of the Partnership shall be shared by and allocated for accounting and income tax purposes to the Partners as follows:

     (a) all net income of the Partnership shall be shared by and allocated to the Partners in proportion to their respective Partnership Interests:

     (b) all net losses of the Partnership shall be allocated to Metroland until it has been allocated cumulative net losses equal to $[*], and thereafter all net losses of the Partnership shall be shared by the Partners and allocated [*]% to Metroland and [*]% to CitySearch Ontario

6.06      PARTNERSHIP DISTRIBUTIONS
          -------------------------

     (1) Except as otherwise expressly provided in this Agreement, Capital shall only be returned to the Partners with the unanimous approval of all of the Partners.

     (2) Unless otherwise agreed by the Partners, all cash flow of the Partnership shall be distributed to the Partners once the Partnership's Free Cash Flow has been positive for [*]. Prior to such time, no cash flow of the Partnership shall be distributed. After such time, CitySearch Ontario shall be entitled to draw an amount of Free Cash Flow equal to [*] and thereafter the Partners shall be entitled to draw any Free Cash Flow in respect of a fiscal quarter of the Partnership at the end of such fiscal quarter in proportion to their respective Partnership Interests.

6.07      REQUIRED EXPANSION FUNDS
          ------------------------

          The Required Expansion Funds shall be determined by the unanimous agreement of the Partners until such time as CitySearch Ontario has received an amount of Free Cash Flow equal to the cash portion of its initial Capital Contribution pursuant to Section 6.02, and thereafter shall be specified in the Annual Budget, provided that the Executive Committee shall have the authority to require deviations from the Annual Budget by up to [*]% in any particular year.

6.08      EXCLUDED TORSTAR ASSETS
          -----------------------

          The Partners acknowledge that Metroland and Torstar Electronic Publishing Ltd. ("TEP"), an affiliate of Torstar, have built and currently offer in both the Exclusive Territory and the Extended Territory certain electronic offerings. The Partners recognize that some combination of such electronic offerings with the Partnership Business may be to


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
the mutual advantage of Metroland, TEP and the Partnership. In the event of such a contribution, details of which are subject to negotiation, the Partners intend that: (a) the revenues from TEP's and Metroland's currently existing business will be excluded from the circulation of the Partnership's income and Free Cash Flow: and (b) the Partnership will share in a portion of any revenues of Metroland or TEP related to products or services jointly developed with the Partnership.

6.09      TORSTAR SERVICE FEES
          --------------------

          To the extent that Torstar or any of its Affiliates provide services to the Partnership, such services shall be paid for on a cost plus basis in accordance with the cost plus schedule set out in Schedule E to the License and Services Agreement.

6.10      BACK OFFICE SOFTWARE
          --------------------

          The Partners acknowledge that the Partnership may wish to acquire the right to use certain "back office" software in conjunction with its CitySearch Information Service. Such software is partly owned by CitySearch U.S.A. and partly owned by certain third parties. In order to facilitate the use by the Partnership of that part of the software which is owned by CitySearch U.S.A., CitySearch U.S.A. shall use all commercially reasonable efforts to grant, within 30 days, a license to such third party or parties on an "as is" basis for the use of such part of the software. If desired by the Partnership, CitySearch U.S.A. will request that such third party or parties enter into a license and sublicense agreement with the Partnership for the use of the software, such agreement to be negotiated between the Partnership and such third party or parties and be on terms mutually agreeable to each of them.

                           ARTICLE SEVEN - COVENANTS
                           -------------------------

7.01      COVENANTS
          ---------

          Each Partner covenants that, throughout the term of this Agreement, the Partner shall:

     (a) ensure its continued qualification under the laws of its jurisdiction of incorporation and such jurisdictions where the Partnership conducts the Partnership Business to the extent it is reasonably within its power to do so;

     (b) subject to the rights and obligation of the Partners pursuant to the License Agreement, the Partners agree not to disclose or use any confidential or proprietary information of the other Partner or any of its Affiliates or of the Partnership to which it may have access or have disclosed to it by virtue of the Partnership, except for the purposes of the Partnership and shall ensure that all persons to whom any such information is disclosed is bound by a duty of confidence with respect thereto:

     (c) not permit any security interest, encumbrance, pledge or other similar claim co exist on its Partnership Interest or its interest in any property of the Partnership:

     (d) at all times duly and punctually pay and discharge separate and private debts and engagements whether present or future and keep the Partnership and the other Partners indemnified therefrom and from all actions, proceedings, costs, claims, demands, damages and expenses in respect thereof; and

     (e) maintain its Canadian resident status for purposes of the Income Tax Act (Canada).


               ARTICLE EIGHT - TRANSFER OF PARTNERSHIP INTEREST
               ------------------------------------------------

8.01      NO TRANSFER
          -----------

     (1) Except as expressly provided herein, a Partner shall not sell, transfer, assign, pledge, charge or in any other way dispose of or encumber its Partnership Interest without the prior written consent of the other Partners.

     (2) Subject to such Affiliate agreeing to be bound by and becoming a party to this Agreement, each Partner shall be entitled to sell and transfer its Partnership Interest herein to an Affiliate of such Partner and shall provide the other Partner with notice in writing of any such sale and transfer as soon as practicable after such sale and transfer, but in any event in not more than two Business Days following the sale and transfer.

8.02      RIGHT OF FIRST REFUSAL
          ----------------------

     (1) Before accepting an offer (an "Offer") to purchase all or any of a Partner's Partnership Interest, such Partner (hereinafter in this Section 8.02 referred to as the "Offeror") shall give notice (hereinafter in this Section
8.02 referred to as the "Notice") of the terms and price of the Offer (such price being hereinafter in this Section 8.02 referred to as the "Purchase Price") to the Partnership and to the other Partners.

     (2) Upon the Notice being given, the other Partners (hereinafter in this Section 8.02 sometimes collectively referred to as the "Offerees" and sometimes individually referred to as an "Offeree") shall have the right to purchase all, but not less than all, of the Partnership Interest of the Offeror for the Purchase Price. The Offerees shall be entitled to purchase the Partnership Interest of the Offeror pro rata based upon the percentage of the

Partnership Interests beneficially owned by the Offerees or to purchase in such ocher proportion as the Offerees may agree in writing.

     (3) Within 30 Business Days of having been given the Notice, each Offeree who desires to purchase all of the Partnership Interest of the Offeror that it is entitled to purchase in accordance with the provisions of Section 8.02(2) shall give notice to the Offeror, to the Partnership and to the other Offerees. If any Offeree does not give such notice, the Partnership Interest of the Offeror that it had been entitled to purchase (hereinafter in this Section 8.02(3) referred to as the "Rejected Interest") may instead be purchased by the Offerees who did give such notice, pro rata based upon the percentages of the Partnership Interests beneficially owned by such Offerees as between themselves or in such other proportion as such Offerees may agree in writing, and, within five Business Days of the expiry of the 30 Business Day period specified in this
Section 8.02(3), each Offeree who desires to purchase all of the Rejected Interest that it is entitled to purchase in accordance with the provisions of this Section 8.02(3) shall give an additional notice to the Offeror, to the Partnership and to the other Offerees. If any Offeree entitled to give the said additional notice does not do so, the Rejected Interest that it had been entitled to purchase may instead be purchased by the Offerees who did give such notice, and so on from time to time until the Offerees are willing to purchase all of the Partnership Interest of the Offeror or until they are not willing to purchase any more. If the Offerees are willing to purchase all, but not less than all, of the Partnership Interest of the Offeror, the transaction of purchase and sale shall be completed in accordance with the terms set out in the Notice.

     (4) If the Offeror makes default in transferring its Partnership Interest to the Offerees in accordance with the terms set out in the Notice, the Secretary of the Partnership is authorized and directed to receive the purchase money and to thereupon cause the names of the Offerees to be entered in the registers of the Partnership as the holders of the Partnership Interests purchasable by them. The said purchase money shall be held in trust by the Partnership on behalf of the Offeror and not commingled with the Partnership's assets, except that any interest thereon shall be for the account of the Partnership. The receipt by the Secretary of the Partnership for the purchase money shall be a good discharge to the Offerees and, after their names have been entered in the registers of the Partnership in exercise of the aforesaid power, the validity of the proceedings shall not be subject to question by any person. On such registration, the Offeror shall cease to have any right to or in respect of the Partnership Interest of the Offeror except the right to receive, without interest, the purchase price received by the Secretary of the Partnership.

     (5) If the Offerees do not give notice in accordance with the provisions of Section 8.02(3) that they are willing to purchase all of the Partnership Interest of the Offeror, the rights of the Offerees, subject as hereinafter provided, to purchase the Partnership Interest of the Offeror shall forthwith cease and determine and the Offeror may, within four months after the expiry of the 30 Business Day period or five Business Day periods, as the case may be, specified in Section 8.02(3), accept the Offer, provided that the person to whom its Partnership Interest is to be sold agrees prior to such transaction to be bound by this Agreement and to become a party hereto in place of the Offeror with respect to the Partnership Interest of the Offeror. If the Offer is not accepted within such four month period on such terms, the rights of the Offerees pursuant to this Section 8.02 shall again take effect and so on from time to time.

     (6)  [*]

     (7)  [*]


8.03      EVENTS OF DEFAULT
          -----------------

     (1)  In any of the following events:

     (a) any Partner is in breach of a covenant in Article, Seven and, if such breach is capable of being remedied, such breach is not remedied within 5 days after notice has been given to such Partner specifying such breach;

     (b)  [*]

     (c) a process of execution is issued against the Partnership Interest of any Partner and such execution is not released or vacated within the shorter of a period of 30 days or such shorter period as would permit the Partnership Interest to be sold;

     (d) any Partner makes an assignment for the benefit of creditors of any material portion of its assets or is in bankruptcy or is adjudged bankrupt or insolvent within the meaning of the Bankruptcy and Insolvency Act (Canada); or

     (e) substantially all of the assets of any Partners are seized or otherwise attached by anyone pursuant to any legal process or other means, including distress, execution or any other step or proceeding with similar effect and the same is not released or vacated within the shorter of a period of 30 days


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
          or such shorter period as would permit such property or any part thereof to be sold pursuant thereto,

the Partners (the "Offerees"), other than the Partner referred to in Sections
8.03 (a) to (d) (the "Defaulting Partner"), shall have the right to purchase all, but not less than all, of the Partnership Interest beneficially owned by the Defaulting Partner (the "Offered Interest").

     (2) The Offerees shall be entitled to purchase the Offered Interest pro rata based upon the percentage of the Partnership Interests beneficially owned by the Offerees or to purchase in such other proportion as the Offerees may agree in writing.

     (3) The price of the Offered Interest, unless the Partners otherwise agree in writing within 15 Business Days of notice of the date of the event referred to in Section 8.03(l), shall be an amount equal to the fair value (taking into account, among other things, the markets, cash flow and prospects of the Partnership) of the Offered Interest (the "Purchase Price") as determined by an internationally recognized accounting firm, business valuator or investment bank (the "Third Party Valuator") agreed to by the Partners as at the end of the fiscal quarter of the Partnership immediately preceding the fiscal quarter in which the event referred to in Section 8.03(1) occurred. Such determination shall be made in writing and given to all of the Partners and to the Partnership within 30 Business Days of notice of the date of the event referred to in
Section 8.03(1) or as soon thereafter as may be reasonably possible.

     (4) The report of the Third Party Valuator when delivered to the Partners and to the Partnership, shall be conclusive and binding upon all parties.

     (5) Within 10 Business Days of having been given the Third Party Valuator's report of the Purchase Price, each Offeree who desires to purchase all of the Offered Interest that it is entitled to purchase in accordance with the provisions of Section 8.03(2) shall give notice to the Defaulting Partner, to the Partnership and to the other Offerees. If any Offeree does not give such notice, the portion of the Offered Interest that it had been entitled to purchase (the "Rejected Interest") may instead be purchased by the Offerees who did give such notice, pro rata based upon the percentages of the Partnership Interests beneficially owned by such Offerees as between themselves or in such other proportion as such Offerees may agree in writing, and, within five Business Days of the expiry of the 10 Business Day period specified in this
Section 8.03(5), each Offeree who desires to purchase all of the Rejected Interest that it is entitled to purchase in accordance with the provisions of this Section 8.03(5) shall give an additional notice to the Defaulting Partner, to the Partnership and to the other Offerees. If any Offeree entitled to give the said additional notice does not do so, the Rejected Interest that it had been entitled to purchase may instead be purchased by the Offerees who did give such notice, pro rata based upon the percentages of the Partnership Interests beneficially owned by such Offerees as between themselves or in such other proportion as such Offerees may agree in writing, and so on from time to time until the Offerees are willing to purchase all of the Offered Interest or until they are not willing to purchase any more. If the Offerees are willing to purchase all, but not less than all, of the Offered Interest, the transaction of purchase and sale shall be completed within 20 Business Days of the expiry of the 10 Business Day period or five Business Day period, as the case may be, specified in this Section 8.03(5). The transaction shall be completed at the Partnership's principal office where transfer of the Offered Interest shall be made by the Defaulting Partner with good title. free and clear of all liens, charges, encumbrances and any other rights of others, against payment by certified cheque by the Offerees.

     (6) If the Defaulting Partner makes default in transferring the Offered Interest to the Offerees as provided for in this Section 8.03, the Secretary of the Partnership is authorized and directed to receive the purchase money and thereupon to cause the names of the purchasing Offerees to be entered in the registers of the Partnership as the holders of the portion of the Partnership Interest purchasable by them. The said purchase money shall be held in trust by the Partnership on behalf of the Defaulting Partner and not commingled with the Partnership's assets, except that any interest accruing thereon shall be for the account of the Partnership. The receipt by the Secretary of the Partnership for the purchase money shall be a good discharge to the Offerees and, after their names have been entered in the registers of the Partnership in exercise of the aforesaid power, the validity of the proceedings shall not be subject to question by any person. On such registration, the Defaulting Partner shall cease to have any right to or in respect of the Offered Interest except the right to receive, without interest, the purchase price received by the Secretary of the Partnership.

     (7) If the Offerees do not give notice in accordance with the provisions of this Section 8.03 that they are willing to purchase all of the Offered Interest or complete the purchase of the Offered Interest as provided therein, the rights of the Offerees, except as hereinafter provided, to purchase the Offered Interest shall forthwith cease and determine but any Offeree may, except in respect of a default under Section 8.03(l)(b), within 20 Business Days of the expiry of the applicable time period referred to in Section 8.03(5), give notice to the Defaulting Partner, the Partnership and the other Offerees requiring the dissolution Of the Partnership.

8.04      ALLOCATION IN EVENT OF TRANSFER
          -------------------------------

          If a Partnership Interest is transferred in accordance with the terms of this Agreement, all items of income, gain, loss, deduction and credit of the Partnership shall be allocated between the periods before and after the transfer by a "closing of the books" method. As of the date of such transfer, the transferee shall succeed to the Capital Account of the transferor Partner with respect to the transferred Partnership Interest. This Section 8.04 shall apply for purposes of computing a Partner's Capital Account.

           ARTICLE NINE - TERMINATION, DISSOLUTION AND NON-COMPETITION
           -----------------------------------------------------------

9.01      TERM
          ----

          The Partnership created by this Agreement shall begin on the date hereof and shall continue [*]

9.02      DISSOLUTION
          -----------

     (1) The Partnership shall only be dissolved (a) upon agreement in writing of all the Partners; or (b) if any Partner gives a notice requiring dissolution pursuant to Section 8.03(7).

     (2) Upon dissolution of the Partnership, a full and general account shall be taken of the assets, credits, debts and liabilities of the Partnership and of the transactions and dealings thereof and with all convenient speed such assets and credits shall be sold, realized and got in and the proceeds applied as follows:

     (a) firstly, in paying and discharging the debts and liabilities of the Partnership to the persons who are not Partners and the expenses of and incidental to the dissolution of the Partnership;

     (b) secondly, in paying to each Partner any unpaid debts and liabilities (including any unpaid net profits) which may be due to it;

     (c) thirdly, in paying to each Partner an amount equal to any credit balance in its Capital Account limited, in the case of CitySearch Ontario, to the balance in such account which relates to a cash contribution; and

     (d) fourthly, the balance, if any, of such proceeds shall be divided between the Partners proportionately to their Partnership Interests.

     (3) On dissolution of the Partnership, the Executive Committee shall act as the receiver of the Partnership. If the Executive Committee shall be unable or unwilling to so act, the Partners may appoint some other appropriate person as receiver of the Partnership.

9.03      NON-COMPETITION
          ---------------

     (1) Subject to Section 9.03(3) or any agreement in writing of the parties, the Partnership Business shall be restricted to offering a CitySearch Information Service with



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

Content pertaining solely to the Exclusive Territory. The Partners hereby undertake and agree to be bound by their respective obligations under the Non-Competition Agreement.

     (2)  [*]

     (3)  [*]


                            ARTICLE TEN - INSURANCE
                            -----------------------

10.01     INSURANCE
          ---------

          Unless the Partners otherwise agree, the Partnership shall maintain insurance in respect of its business, operations and activities, and the other assets of the Partnership of such types and in such amounts as the Executive Committee deems advisable including, without limitation, third party liability insurance and product liability insurance, both during the operation of the Partnership Business and until any dissolution is completed.


                           ARTICLE ELEVEN - GENERAL
                           ------------------------

11.01     FURTHER ASSURANCES
          ------------------

          Each Partner shall from time to time execute and deliver all such further documents and instruments and do all acts and things as the other Partners or the Executive


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

Committee may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

11.02     PUBLIC ANNOUNCEMENTS
          --------------------

          Subject to applicable law or stock exchange regulation, no public announcement or press release primarily concerning the Partnership shall be made by any Partner without the prior consent and joint approval of the other Partners. If a Partner wishes to issue a press release primarily concerning the Partnership it shall provide a draft thereof (or the portion thereof relating to the Partnership) to the other Partners as soon as a draft is available and shall consider any reasonable comments of the other Partners with respect to the press release provided that such comments are provided forthwith upon receipt of the draft. Any failure to provide comment with respect to a draft press release shall be deemed to constitute consent to the release thereof.

11.03     DISPUTE RESOLUTION
          ------------------

          Any dispute, disagreement, controversy, question or claim arising out of or relating to this Agreement (a "Dispute"), other than a Dispute relating to confidential information or intellectual property rights of either Partner, must be conclusively settled by submission to arbitration in accordance with the rules provided in Schedule "B" hereto.

11.04     BENEFIT OF THE AGREEMENT
          ------------------------

          This Agreement shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and permitted assigns of the parties hereto.

11.05     ENTIRE AGREEMENT
          ----------------

          This Agreement and the Ancillary Agreements constitute the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement or the Ancilliary Agreements.

11.06     CURRENCY
          --------

          Unless otherwise provided herein, all reference to currency shall be to Canadian dollars.

11.07     AMENDMENT AND WAIVER
          --------------------

          No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by the parties hereto and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

11.08     ASSIGNMENT
          ----------

          Except as may be expressly provided in this Agreement, no Partner may assign its rights or obligations under this Agreement without the prior written consent of the other Partners.

11.09     NOTICES
          -------

          Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery or by transmittal by electronic means of communication addressed to the recipient as follows:

     To Metroland or Torstar:
          c/o Torstar Corporation
          1 Yonge Street
          Toronto, Ontario
          M5E 1P9

          Fax No.: (416) 869-4183

          Attention: General Counsel
          ---------

          with a copy to:


          Toronto Star Newspapers Limited
          1 Yonge Street
          Toronto, Ontario
          M5E 1E6

          Fax No.:   (416) 869-4762

          Attention:  Vice-President, Strategic Planning
          ---------

     To CitySearch Ontario or CitySearch U.S.A.:
          c/o CitySearch, Inc.
          790 East Colorado Boulevard
          Suite 200
          Pasadena,  California 91 101
          U. S. A.

          Fax No.:    (818) 405-9929

          Attention:  Bradley Ramberg, Chief Financial Officer
          ---------

or to such other address, electronic communication number or individual as may be designated by notice given by any Partner to the others. Any communication shall be conclusively deemed to have been given on the day of actual delivery thereof if such day is a Business Day and the communication is delivered or transmitted during the normal business hours of the recipient and on the Business Day during which normal business hours next occur if given after such hours on any day.

11.10     GOVERNING LAW
          -------------

          This Agreement shall be governed by and construed in accordance With the laws of the Province of Ontario and the laws of Canada applicable therein.

          IN WITNESS WHEREOF the Partners have executed this Agreement.


                                    METROLAND PRINTING, PUBLISHING &
                                    DISTRIBUTING LTD.

                                    Per: /s/ Signature Illegible


                                    1217554 ONTARIO INC.

                                    Per: /s/ Signature Illegible


                                    CITYSEARCH, INC,

                                    Per: /s/ Signature Illegible


                                    TORSTAR CORPORATION

                                    Per: /s/ Signature Illegible

                                  Schedule A

                    EXCLUSIVE TERRITORY/EXTENDED TERRITORY
                    --------------------------------------

                                      [*]



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

                                  Schedule B

                             PARTNERSHIP INTEREST
                             --------------------


Metroland             [*]%
CitySearch Ontario    [*]%



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